UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 23, 2012

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 27, 2012, Echelon Corporation (the “Company”) and Holley Metering Limited, a leading smart metering vendor in China (“Holley Metering”), announced a joint venture agreement under which the two companies will form a new limited liability company in China, called Zhejiang Echelon-Holley Technology Co., Ltd., to focus on the development and sales of smart metering products for the China market. Under the joint venture agreement, the Company and Holley Metering will contribute a total of U.S. $ 4 million in capital over time to establish the joint venture, which will be owned 51% by the Company and 49% by Holley Metering, with capital contributions, profits and losses shared in proportion to the equity ownership. The parties may also contribute other assets to the joint venture from time to time. The Company will appoint four members of the joint venture’s seven member board of directors, while Holley Metering will appoint the remaining three directors. The joint venture, which will be located in the city of Hangzhou, is subject to approval by local regulatory authorities in Zhejiang Province, China.

A copy of the press release issued by the Company on March 27, 2012 in connection with the joint venture is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Equity Joint Venture Contract dated March 23, 2012 between the Company and Holley Metering is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated March 27, 2012, of Echelon Corporation.

99.2	Equity Joint Venture Contract dated March 23, 2012 between Echelon Corporation and Holley Metering Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ William R. Slakey
William R. Slakey Executive Vice President and Chief Financial Officer

Date: March 27, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 27, 2012, of Echelon Corporation.

99.2	Equity Joint Venture Contract dated March 23, 2012 between Echelon Corporation and Holley Metering Limited.